Exhibit 21.1

Exact Name of Registrant as Specified in its Charter	Country of Incorporation
Hydrogen Shipping Company Limited	Malta
Oxygen Shipping Company Limited	Malta
Annapolis Shipping Company Limited	Malta
Helium Shipping Company Limited	Malta
Blueberry Shipping Company Limited	Malta
Silicon Shipping Company Limited	Malta
Lancat Shipping Company Limited	Malta
Tolan Shipping Company Limited	Malta
Malvina Shipping Company Limited	Malta
Arleta Navigation Company Limited	Malta
Selma Shipping Company Limited	Malta
Royerton Shipping Company Limited	Malta
Samsara Shipping Company Limited	Malta
Lansat Shipping Company Limited	Malta
Farat Shipping Company Limited	Malta
Madras Shipping Company Limited	Malta
Iguana Shipping Company Limited	Malta
Borsari Shipping Company Limited	Malta
Onil Shipping Company Limited	Malta
Zatac Shipping Company Limited	Malta
Fabiana Navigation Company Limited	Malta
Fago Shipping Company Limited	Malta
Felicia Navigation Company Limited	Malta
Karmen Shipping Company Limited	Malta
Thelma Shipping Company Limited	Malta
Celine Shipping Company Limited	Malta
Seaventure Shipping Limited	Marshall Islands
Tempo Marine Co.	Marshall Islands
Star Record Owning Company Limited	Marshall Islands
Human Owning Company Limited	Marshall Islands
Classical Owning Company Limited	Marshall Islands
Maternal Owning Company Limited	Marshall Islands
Paternal Owning Company Limited	Marshall Islands
Argo Owning Company Limited	Marshall Islands
Rea Owning Company Limited	Marshall Islands
Gaia Owning Company Limited	Marshall Islands
Kronos Owning Company Limited	Marshall Islands
Trojan Maritime Co.	Marshall Islands
Atlas Owning Company Limited	Marshall Islands
Dione Owning Company Limited	Marshall Islands
Phoebe Owning Company Limited	Marshall Islands
Uranus Owning Company Limited	Marshall Islands
Platan Shipping Company Limited	Malta
Selene Owning Company Limited	Marshall Islands
Tethys Owning Company Limited	Marshall Islands
Ioli Owning Company Limited	Marshall Islands

Roscoe Marine Ltd.	Marshall Islands
Monteagle Shipping S.A.	Marshall Islands
Wealth Management Inc.	Marshall Islands
Primelead Shareholders Inc.	Marshall Islands